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                                  EXHIBIT 10.6

                   Form of Indemnity Agreement with Directors



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                               INDEMNITY AGREEMENT

               This Indemnity Agreement, dated as of May 4, 1990,
                   by and between Matritech, Inc., a Delaware
              corporation (the "Company"), and ________, a director
                       of the Company (the "Indemnitee").


                                    RECITALS

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

         B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge or legal risks to which they are exposed or information regarding the proper course of action to take;

         C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense/and or settlement of such litigation is often beyond the personal resources of officers and directors;

         D. The Company believes that it is unfair for its directors and officers and the directors and officers of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

         E. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its officers and directors and the officers and directors of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company and its subsidiaries and the Company's shareholders;

         F. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its officers, directors,

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employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

         G. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company and its subsidiaries as of the date hereof in inadequate and/or unreasonably expensive. The Company believes, therefore, that the interests of the Company's shareholders would best be served by a combination of such insurance as the Company may obtain pursuant to the Company's obligations hereunder and the indemnification by the Company of the directors and officers of the Company and its subsidiaries;

         H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or one more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company; and

         I. The Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       DEFINITIONS.

                  (a) AGENT. For the purposes of this Agreement, "Agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent for a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of such predecessor corporation. The use of the term "Agent" shall not be construed to alter the legal relationship between an Agent, as defined herein, and the Company.

                  (b) EXPENSES. For purposes of this Agreement, "Expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that unless otherwise expressly provided below, expenses shall

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not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

                  (c) PROCEEDING. For the purposes of this Agreement, "Proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                  (d) SUBSIDIARY. For purposes of this Agreement, "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

         2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation and By-Laws of the Company or any Subsidiary of the Company or until such time as he tenders his resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued service by Indemnitee.

         3.       MAINTENANCE OF LIABILITY INSURANCE.

                  (a) The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an Agent of the Company, subject to Section 7, the Company shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

                  (b) In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not an officer or director but is a key employee.

                  (c) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

         4.       MANDATORY INDEMNIFICATION. The Company shall indemnify the
Indemnitee:

                  (a) ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE COMPANY. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any threatened, pending or
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completed Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an Agent of the Company against Expenses, any liability (including without limitation judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) ACTIONS BY OR IN THE RIGHT OF THE COMPANY. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent of the Company or by reason of any action done or not done by him in any such capacity, against Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable due to his willful failure to act in good faith or in a manner which he reasonably believed to be in, or not opposed to the best interests of the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability for such reason(s), but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  (c) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee pursuant to this Agreement:

                           (i) on account of any claim against Indemnitee for an
accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute or regulation;

                           (ii) for expenses or liabilities of any type
whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by D&O Insurance; or

                           (iii) if indemnification is not lawful.

         5. SUCCESS ON THE MERITS. To the extent that any Indemnitee described in Section 4 of this Agreement has been successful on the merits or otherwise in defense of any Proceeding referred to in said Section 4, or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.
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         6.       ADVANCE PAYMENT. Expenses incurred in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of any Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the Company as authorized in this Agreement.

         7. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Agreement shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         8. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled under this Agreement or applicable law.

         10.      NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

                  (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 9(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (c) In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by

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the Indemnitee with respect to the same proceeding, provided that (i) the
Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         11.      DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  (a) Any indemnification under Section 4 of this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case unless a determination shall be made that indemnification of the Indemnitee is not proper in the circumstances because he has not met the applicable standard of conduct set forth in said Section 4.

                  (b) The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim that he is not entitled to indemnification will be heard from among the following, which forums shall determine that the Indemnitee is entitled to such indemnification unless the Company shall prove by clear and convincing evidence that: (i) the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such Indemnification or that Indemnification is otherwise not required pursuant to Section 11 hereof, and (ii) the requirements of Section 5 have not been met:

                       (1) A majority vote of a quorum of the Company's Board of Directors consisting of directors who are not parties to the Proceeding for which indemnification is being sought;

                       (2) By independent legal counsel in a written opinion;

                       (3) The stockholders of the Company; or

                       (4) A panel of three arbritators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

                  (c) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to Section 10(b) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, any claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

                  (d) Notwithstanding a determination by any forum listed in
Section 10(b) hereof that Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that proceeding is or was pending, or any other court of competent jurisdiction, for the purpose

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of enforcing the Indemnitee's right to indemnification pursuant to this
Agreement. Such court shall find that the Indemnitee is entitled to indemnification unless the Company shall prove by clear and convincing evidence that (i) the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification or that indemnification is otherwise not required pursuant to Section 11 hereof, and (ii) the requirements of Section 10(a) have not been met.

                  (e) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 11 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

         12. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if a majority of the disinterested members of the Board of Directors finds it to be appropriate; or

                  (b) ADVERSE JUDGMENT REGARDING THIS AGREEMENT. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finds that the Indemnitee is not entitled to indemnification pursuant to this Agreement; or

                  (c) UNAUTHORIZED SETTLEMENTS. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

         13. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or By-Laws, the vote of the Company's shareholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
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         14.      INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law, including those circumstances set forth in this Agreement in which indemnification would otherwise be discretionary.

         15. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

         16. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         17. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         18. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         19. GOVERNING LAW. This Agreement shall be governed by and construed according to the internal laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

         20. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and, unless waived by both parties in writing, agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.



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      The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                           THE COMPANY:

                                           Matritech, Inc.
                                           763 Concord Ave.
                                           Cambridge, MA 02138


                                           By: _______________________________


                                           INDEMNITEE:


                                           ____________________________________

                                           Address:
                                           ____________________________________

                                           ____________________________________

                                           ____________________________________